EXHIBIT 10.73
AMENDMENT NO. 1
     THIS AMENDMENT NO. 1 is made and effective as of the 1st day of January 2005, between General Electric Capital Corporation (“Secured Party”) and Cytokinetics, Incorporated. (“Debtor”) in connection with that certain Master Security Agreement, dated as of February 2, 2001 (“Agreement”). The terms of this Amendment No. 1 are hereby incorporated into the Agreement as though fully set forth therein. Secured Party and Debtor mutually desire to amend the Agreement as set forth below. Section references below refer to the section numbers of the Agreement.
     Sections 7(a)(xii) and (xiii) are hereby added and read as follows:
     “(xii) Debtor has committed a Material Default under a Material Agreement. As used in the foregoing sentence:
          (1) “Material Default” means a default: (a) as defined by the terms of the applicable agreement; (b) for which Debtor has received written notice from the other party to such agreement to the extent required by and in accordance with the terms of such agreement; and (c) that Debtor has not cured within the time period for cure set forth in such agreement; and
          (2) “Material Agreement” means an agreement between Debtor and a third party where: (a) the Debtor is obligated make payments in respect of (i) borrowed money, provided that the primary purpose of such agreement is to borrow money, (ii) the deferred purchase price of real property or (iii) any lease agreement for real property; and (b) such agreement is required to be filed with the United States Securities and Exchange Commission;
     (xiii) Secured Party shall have determined in its good faith, reasonable judgment that there has been a Material Adverse Change. As used in the foregoing sentence, “Material Adverse Change” means a material adverse change in Debtor’s financial condition that would prevent the fundamental and basic operation of Debtor’s primary business and materially impair the ability of Debtor to perform its obligations hereunder or of Secured Party to enforce the Indebtedness or realize upon the Collateral; provided, however, that a Material Adverse Change shall not be deemed to have occurred solely because of one or more of the following:
     (a) any failure of Debtor to meet estimates of revenue or earnings;
     (b) a change in the market price or trading volume of Debtor’s Common Stock; or
     (c) any adverse change or event that affects, as a whole, the industry in which Debtor competes;

     provided, further, however, that the occurrence of any of the three foregoing events may, in combination with other adverse changes specific to Debtor’s financial condition, form the basis, in the aggregate, on which Secured Party determines that a Material Adverse Change has occurred.
     Section 7(e) of this Agreement shall not apply to any dispute or action solely to the extent relating to any default or alleged default under Section 7(a)(xii) and/or Section 7(a)(xiii) of this Agreement. With respect to any dispute or action relating to any default or alleged default under Section 7(a)(xii) and/or Section 7(a)(xiii), the prevailing party in such proceeding, as determined by a court of competent jurisdiction, will be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.”
TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT NO. 1, THEN THIS AMENDMENT NO. 1 SHALL CONTROL.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 by signature of their respective authorized representative set forth below.

General Electric Capital Corporation		Cytokinetics, Incorporated

By:	/s/ Diane Earle	By:	/s/ Robert I. Blum
Name:	Diane Earle	Name:	Robert I. Blum
Title:	Senior Vice President	Title:	EVP, Corp. Dev. & Com. Ops., & CBO

Date:	3/24/05	Date:	March 23, 2005